EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2016
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (July 29, 2016) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and six months ended June 30, 2016.
Southside reported net income of $11.4 million for the three months ended June 30, 2016, an increase of $231,000, or 2.1%, compared to $11.2 million for the same period in 2015. Net income for the six months ended June 30, 2016 increased $4.4 million, or 21.3%, to $24.9 million when compared to $20.5 million for the same period in 2015.
Diluted earnings per common share were $0.43 and $0.42 for the three months ended June 30, 2016 and 2015, respectively, an increase of $0.01, or 2.4%. For the six months ended June 30, 2016, diluted earnings per common share increased $0.17, or 22.1%, to $0.94 when compared to $0.77 for the same period in 2015.
The return on average shareholders’ equity for the six months ended June 30, 2016 was 10.93%, compared to 9.55% for the same period in 2015.  The return on average assets was 0.99% for the six months ended June 30, 2016, compared to 0.86% for the same period in 2015.
“The second quarter results reflect an increase in net income for the quarter, a significant reduction in our nonperforming assets and continued success in our cost containment efforts,” stated Sam Dawson, Chief Executive Officer of Southside Bancshares, Inc. “While loan payoffs outpaced loans funded during the second quarter, we believe the second half of the year will produce solid loan growth based on the increase in our pipeline and loans currently expected to close in the very near future. Negotiated foreclosures began on two loans comprising approximately 62% of our nonperforming loans at March 31, 2016 subsequent to the end of the second quarter and partial charge-offs were recorded to reflect the estimated net selling price of the remaining assets at June 30, 2016. We currently anticipate cash sales in excess of $8 million of nonperforming assets related to these two loans prior to the end of the third quarter. Our nonperforming asset ratio to total assets also decreased to 0.49%.”
“The decrease in the net interest margin during the second quarter was reflective of a decrease in average loans on a linked quarter basis and a $1.3 million recovery of interest income on the payoff of a long-time nonaccrual loan during the first quarter of 2016. During the quarter we prepaid $63 million of higher cost FHLB advances that resulted in a prepayment fee of $148,000.”
“We continued to execute on our business plan of quality loan growth, cost containment, operational efficiencies and revenue generating opportunities. We incurred professional fees in connection with this effort of approximately $525,000 during the quarter. The anticipated results are operational efficiencies through changes in our back office processes, revised branch models commensurate with today's customer delivery preferences and enhanced noninterest income programs, which should continue to be implemented throughout the remainder of 2016. Noninterest expense decreased during the second quarter and our efficiency ratio decreased to 52.85%.”
Loans and Deposits
For the six months ended June 30, 2016, total loans decreased by $47.4 million, or 2.0%, when compared to December 31, 2015.  The net decrease in our loans was comprised of decreases of $44.6 million of commercial loans, $32.0 million of loans to individuals, $22.0 million of 1-4 family residential loans, and $12.7 million of construction loans which were partially offset by increases of $59.1 million of commercial real estate loans and $4.8 million of municipal loans.  Loans with oil and gas industry exposure totaled 1.19% of the loan portfolio at June 30, 2016.
Nonperforming assets decreased during the first six months of 2016 by $8.0 million, or 24.5%, to $24.5 million, or 0.49% of total assets, when compared to 0.63% at December 31, 2015.
During the six months ended June 30, 2016, the allowance for loan losses decreased $4.8 million, or 24.5%, to $14.9 million, or 0.63% of total loans, when compared to 0.81% at December 31, 2015, as a result of partial charge-offs of two large impaired commercial borrowing relationships.
During the six months ended June 30, 2016, deposits, net of brokered deposits, increased $118.8 million, or 3.5%, compared to December 31, 2015. During this six-month period, public fund deposits increased $93.5 million.

Net Interest Income for the Three Months Ended June 30, 2016
Net interest income increased $1.5 million, or 4.5%, to $34.4 million for the three months ended June 30, 2016, when compared to $32.9 million for the same period in 2015. The increase in net interest income was the result of the increase in interest income of $3.3 million which was primarily a result of the increase in the loan portfolio, compared to the same period in 2015. The increase in interest income was partially offset by an increase in interest expense of $1.9 million. For the three months ended June 30, 2016, our net interest spread decreased to 3.24%, compared to 3.30% for the same period in 2015, due to higher rates paid on interest-bearing liabilities, which more than offset the increase in the yield on interest-earning assets. Our net interest margin decreased to 3.35% for the three months ended June 30, 2016, compared to 3.39% for the same period in 2015.  The net interest spread and margin on a linked quarter basis decreased from 3.40% and 3.51%, respectively, primarily due to a $1.3 million recovery of interest income on the payoff of a long-time nonaccrual loan during the first quarter.
Net Interest Income for the Six Months Ended June 30, 2016
Net interest income increased $4.3 million, or 6.4%, to $71.0 million for the six months ended June 30, 2016, when compared to $66.7 million for the same period in 2015. The increase in net interest income was due to the increase in interest income of $7.7 million which was primarily a result of the increase in the loan portfolio, compared to the same period in 2015, and a $1.3 million recovery of interest income on the payoff of a long-time nonaccrual loan during the first quarter of 2016. The increase in interest income was partially offset by an increase in interest expense of $3.4 million. For the six months ended June 30, 2016, our net interest spread decreased to 3.32%, compared to 3.36% for the same period in 2015, due to higher rates paid on interest-bearing liabilities, which more than offset the increase in the yield on interest-earning assets. Our net interest margin decreased slightly to 3.43% for the six months ended June 30, 2016, compared to 3.44% for the same period in 2015.

Net Income for the Three Months Ended June 30, 2016
Net income increased $231,000, or 2.1%, for the three months ended June 30, 2016, to $11.4 million when compared to the same period in 2015. The increase was primarily the result of an increase in interest income of $3.3 million and a decrease of $2.6 million in noninterest expense, which were partially offset by a $3.5 million increase to provision for loan losses, a $1.9 million increase to interest expense, and a $0.8 million increase to income tax expense.
Noninterest expense decreased $2.6 million, or 9.2%, for the three months ended June 30, 2016, compared to the same period in 2015, primarily due to decreases in salaries and employee benefits expense, software and data processing expense, and other noninterest expense which were partially offset by an increase in professional fees.
Net Income for the Six Months Ended June 30, 2016
Net income increased $4.4 million, or 21.3%, for the six months ended June 30, 2016, to $24.9 million when compared to the same period in 2015. The increase was primarily the result of an increase in interest income of $7.7 million and a decrease of $2.7 million in noninterest expense combined with a $1.2 million increase to noninterest income which were partially offset by a $3.4 million increase to interest expense, a $2.0 million increase to provision for loan losses and a $1.9 million increase in income tax expense.
Noninterest expense decreased $2.7 million, or 4.6%, for the six months ended June 30, 2016, compared to the same period in 2015, primarily due to decreases in salaries and employee benefits expense, software and data processing expense, and other noninterest expense which were partially offset by an increase in professional fees.

Conference Call
Southside's management team will host a conference call to discuss its second quarter 2016 financial results on Friday, July 29, 2016 at 9:00 am CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 47285374 or by identifying “Southside Bancshares, Inc., Second Quarter 2016 Earnings Call.”  To listen to the call via web-cast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 3:00 pm CDT July 29, 2016 through August 10, 2016 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (GAAP) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: tax-equivalent net interest income, tax-equivalent net interest margin, tax-equivalent net interest spread, and tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis.  Tax-equivalent adjustments are reported in Notes 2 and 3 to the Average Balances with Average Yields and Rates tables under Results of Operations below.
Tax-equivalent net interest income, net interest margin and net interest spread.  Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin.  Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Tax-equivalent efficiency ratio.  The efficiency ratio on a tax-equivalent basis is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.0 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 60 banking centers in Texas and operates a network of over 70 ATMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, the benefits of the Share Repurchase Plan, planned operational efficiencies, earnings and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2016		2015
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ASSETS
Cash and due from banks	$45,663	$52,324	$54,288	$52,311	$50,406
Interest earning deposits	18,450	16,130	26,687	19,583	26,623
Securities available for sale, at estimated fair value	1,416,335	1,332,381	1,460,492	1,374,995	1,465,821
Securities held to maturity, at carrying value	784,925	784,579	784,296	771,914	743,881
Federal Home Loan Bank stock, at cost	47,702	47,550	51,047	43,446	37,769
Loans held for sale	5,883	4,971	3,811	4,883	7,431
Loans	2,384,321	2,443,231	2,431,753	2,239,146	2,179,863
Less: Allowance for loan losses	(14,908)	(21,799)	(19,736)	(18,402)	(16,822)
Net loans	2,369,413	2,421,432	2,412,017	2,220,744	2,163,041
Premises & equipment, net	107,242	107,556	107,929	109,087	110,493
Goodwill	91,520	91,520	91,520	91,520	90,571
Other intangible assets, net	5,534	6,029	6,548	7,090	7,654
Bank owned life insurance	96,375	95,718	95,080	94,303	93,673
Other assets	45,963	58,822	68,361	47,599	58,655
Total assets	$5,035,005	$5,019,012	$5,162,076	$4,837,475	$4,856,018

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$679,831	$698,695	$672,470	$681,618	$715,966
Interest bearing deposits	2,890,418	2,920,673	2,782,937	2,646,259	2,752,717
Total deposits	3,570,249	3,619,368	3,455,407	3,327,877	3,468,683
Short-term obligations	385,717	259,646	647,836	445,008	284,783
Long-term obligations	559,148	622,301	562,592	558,867	632,565
Other liabilities	47,591	60,121	52,179	58,575	38,313
Total liabilities	4,562,705	4,561,436	4,718,014	4,390,327	4,424,344
Shareholders' equity	472,300	457,576	444,062	447,148	431,674
Total liabilities and shareholders' equity	$5,035,005	$5,019,012	$5,162,076	$4,837,475	$4,856,018

	At or For the Three Months Ended
	2016		2015
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Income Statement:
Total interest income	$41,089	$43,012	$39,964	$38,211	$37,750
Total interest expense	6,710	6,395	5,267	4,926	4,845
Net interest income	34,379	36,617	34,697	33,285	32,905
Provision for loan losses	3,768	2,316	1,951	2,276	268
Net interest income after provision for loan losses	30,611	34,301	32,746	31,009	32,637
Noninterest income
Deposit services	5,099	5,085	4,990	5,213	4,920
Net gain on sale of securities available for sale	728	2,441	204	875	105
Gain on sale of loans	873	643	578	305	822
Trust income	869	855	871	835	820
Bank owned life insurance income	647	674	640	661	653
Brokerage services	535	575	555	540	472
Other	619	1,323	977	932	1,139
Total noninterest income	9,370	11,596	8,815	9,361	8,931
Noninterest expense
Salaries and employee benefits	14,849	17,732	16,420	15,733	16,869
Occupancy expense	2,993	3,335	3,263	3,316	3,105
Advertising, travel & entertainment	722	685	726	642	683
ATM and debit card expense	736	712	1,086	617	750
Professional fees	1,478	1,338	1,517	825	793
Software and data processing expense	739	749	771	819	1,237
Telephone and communications	468	484	372	534	603
FDIC insurance	645	638	619	624	629
FHLB prepayment fees	148	—	—	—	—
Other	3,036	3,735	3,657	3,527	3,768
Total noninterest expense	25,814	29,408	28,431	26,637	28,437
Income before income tax expense	14,167	16,489	13,130	13,733	13,131
Income tax expense	2,772	2,973	1,438	1,971	1,967
Net income	$11,395	$13,516	$11,692	$11,762	$11,164

Common share data:
Weighted-average basic shares outstanding	26,230	26,449	26,653	26,632	26,608
Weighted-average diluted shares outstanding	26,349	26,519	26,745	26,721	26,701
Shares outstanding end of period	26,251	26,222	26,670	26,645	26,623
Net income per common share
Basic	$0.43	$0.51	$0.44	$0.44	$0.42
Diluted	0.43	0.51	0.44	0.44	0.42
Book value per common share	17.99	17.46	16.66	16.78	16.22
Cash dividend paid per common share	0.24	0.23	0.31	0.23	0.23

Selected Performance Ratios:
Return on average assets	0.90%	1.07%	0.92%	0.96%	0.93%
Return on average shareholders’ equity	9.91	11.96	10.35	10.65	10.30
Average yield on interest earning assets	3.93	4.06	3.80	3.79	3.83
Average rate on interest bearing liabilities	0.69	0.66	0.54	0.53	0.53
Net interest spread	3.24	3.40	3.26	3.26	3.30
Net interest margin	3.35	3.51	3.35	3.35	3.39
Average interest earnings assets to average interest bearing liabilities	120.21	119.62	120.29	121.61	120.22
Noninterest expense to average total assets	2.05	2.33	2.25	2.18	2.38
Efficiency ratio	52.85	57.47	58.45	56.59	60.43

	At or For the Six Months Ended
	June 30,
	2016	2015
Income Statement:
Total interest income	$84,101	$76,357
Total interest expense	13,105	9,661
Net interest income	70,996	66,696
Provision for loan losses	6,084	4,116
Net interest income after provision for loan losses	64,912	62,580
Noninterest income
Deposit services	10,184	9,909
Net gain on sale of securities available for sale	3,169	2,581
Gain on sale of loans	1,516	1,199
Trust income	1,724	1,713
Bank owned life insurance income	1,321	1,322
Brokerage services	1,110	1,111
Other	1,942	1,884
Total noninterest income	20,966	19,719
Noninterest expense
Salaries and employee benefits	32,581	35,068
Occupancy expense	6,328	6,304
Advertising, travel & entertainment	1,407	1,340
ATM and debit card expense	1,448	1,429
Professional fees	2,816	1,535
Software and data processing expense	1,488	2,268
Telephone and communications	952	1,072
FDIC insurance	1,283	1,267
FHLB prepayment fees	148	—
Other	6,771	7,603
Total noninterest expense	55,222	57,886
Income before income tax expense	30,656	24,413
Income tax expense	5,745	3,870
Net income	$24,911	$20,543

Common share data:
Weighted-average basic shares outstanding	26,340	26,600
Weighted-average diluted shares outstanding	26,434	26,689
Net income per common share
Basic	$0.94	$0.77
Diluted	0.94	0.77
Book value per common share	17.99	16.22
Cash dividend paid per common share	0.47	0.46

Selected Performance Ratios:
Return on average assets	0.99%	0.86%
Return on average shareholders’ equity	10.93	9.55
Average yield on interest earning assets	4.00	3.89
Average yield on interest bearing liabilities	0.68	0.53
Net interest spread	3.32	3.36
Net interest margin	3.43	3.44
Average interest earnings assets to average interest bearing liabilities	119.91	119.28
Noninterest expense to average total assets	2.19	2.43
Efficiency ratio	55.22	61.14

	Southside Bancshares, Inc.
	Selected Financial Data (Unaudited)
	(In thousands)

	Three Months Ended
	2016		2015
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Nonperforming assets	$24,510	$34,046	$32,480	$33,621	$27,794
Nonaccrual loans (1)	11,767	21,927	20,526	20,988	21,223
Accruing loans past due more than 90 days (1)	6	7	3	—	30
Restructured loans (2)	12,477	11,762	11,143	11,772	5,667
Other real estate owned	237	265	744	793	787
Repossessed assets	23	85	64	68	87

Asset Quality Ratios:
Nonaccruing loans to total loans	0.49%	0.90%	0.84%	0.94%	0.97%
Allowance for loan losses to nonaccruing loans	126.69	99.42	96.15	87.68	79.26
Allowance for loan losses to nonperforming assets	60.82	64.03	60.76	54.73	60.52
Allowance for loan losses to total loans	0.63	0.89	0.81	0.82	0.77
Nonperforming assets to total assets	0.49	0.68	0.63	0.70	0.57
Net charge-offs to average loans	1.77	0.04	0.11	0.13	0.07

Capital Ratios:
Shareholders’ equity to total assets	9.38	9.12	8.60	9.24	8.89
Average shareholders’ equity to average total assets	9.11	8.94	8.92	9.03	9.07

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)	Includes $8.3 million, $7.4 million, $7.5 million, and $6.8 million in PCI loans restructured as of June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

Real Estate Loans:
Construction	$425,595	$464,750	$438,247	$342,282	$295,633
1-4 Family Residential	633,400	644,826	655,410	678,431	683,944
Commercial	694,272	657,962	635,210	537,161	500,906
Commercial Loans	197,896	233,857	242,527	228,272	228,789
Municipal Loans	292,909	286,217	288,115	262,384	256,492
Loans to Individuals	140,249	155,619	172,244	190,616	214,099
Total Loans	$2,384,321	$2,443,231	$2,431,753	$2,239,146	$2,179,863

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average rate of the interest bearing liabilities.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	June 30, 2016			March 31, 2016
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,426,733	$27,275	4.52%	$2,434,837	$28,793	4.76%
Loans Held For Sale	4,984	40	3.23%	3,581	32	3.59%
Securities:
Investment Securities (Taxable) (4)	22,010	107	1.96%	41,659	214	2.07%
Investment Securities (Tax-Exempt)(3)(4)	657,568	8,636	5.28%	635,766	8,494	5.37%
Mortgage-backed Securities (4)	1,450,868	9,366	2.60%	1,454,343	9,391	2.60%
Total Securities	2,130,446	18,109	3.42%	2,131,768	18,099	3.41%
FHLB stock and other investments, at cost	52,952	185	1.41%	55,116	217	1.58%
Interest Earning Deposits	57,493	61	0.43%	51,246	70	0.55%
Total Interest Earning Assets	4,672,608	45,670	3.93%	4,676,548	47,211	4.06%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	47,079			55,732
Bank Premises and Equipment	107,842			107,941
Other Assets	270,219			262,160
Less: Allowance for Loan Losses	(22,377)			(20,088)
Total Assets	$5,075,371			$5,082,293
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$244,639	68	0.11%	$235,492	65	0.11%
Time Deposits	976,600	1,927	0.79%	915,316	1,723	0.76%
Interest Bearing Demand Deposits	1,727,431	1,520	0.35%	1,717,717	1,468	0.34%
Total Interest Bearing Deposits	2,948,670	3,515	0.48%	2,868,525	3,256	0.46%
Short-term Interest Bearing Liabilities	385,858	906	0.94%	413,985	696	0.68%
Long-term Interest Bearing Liabilities – FHLB Dallas	492,296	1,874	1.53%	566,825	2,039	1.45%
Long-term Debt (5)	60,311	415	2.77%	60,311	404	2.69%
Total Interest Bearing Liabilities	3,887,135	6,710	0.69%	3,909,646	6,395	0.66%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	682,360			672,865
Other Liabilities	43,360			45,390
Total Liabilities	4,612,855			4,627,901
SHAREHOLDERS’ EQUITY	462,516			454,392
Total Liabilities and Shareholders’ Equity	$5,075,371			$5,082,293
NET INTEREST INCOME		$38,960			$40,816
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%			3.51%
NET INTEREST SPREAD			3.24%			3.40%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,082 and $1,060 for the three months ended June 30, 2016 and March 31, 2016, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,499 and $3,139 for the three months ended June 30, 2016 and March 31, 2016, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2016 and March 31, 2016, loans on nonaccrual status totaled $11,767 and $21,927, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

			Three Months Ended
	December 31, 2015			September 30, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,318,162	$25,865	4.43%	$2,200,241	$24,779	4.47%
Loans Held For Sale	2,740	30	4.34%	5,327	52	3.87%
Securities:
Investment Securities (Taxable) (4)	81,344	416	2.03%	86,105	475	2.19%
Investment Securities (Tax-Exempt)(3)(4)	637,993	8,645	5.38%	638,767	8,750	5.43%
Mortgage-backed Securities (4)	1,493,020	9,215	2.45%	1,441,129	8,318	2.29%
Total Securities	2,212,357	18,276	3.28%	2,166,001	17,543	3.21%
FHLB stock and other investments, at cost	53,643	75	0.55%	45,963	65	0.56%
Interest Earning Deposits	34,147	23	0.27%	26,216	15	0.23%
Total Interest Earning Assets	4,621,049	44,269	3.80%	4,443,748	42,454	3.79%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	53,267			49,285
Bank Premises and Equipment	108,812			110,028
Other Assets	258,917			263,038
Less: Allowance for Loan Losses	(18,720)			(17,021)
Total Assets	$5,023,325			$4,849,078
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,561	61	0.10%	$232,903	60	0.10%
Time Deposits	833,141	1,477	0.70%	833,962	1,360	0.65%
Interest Bearing Demand Deposits	1,594,109	1,117	0.28%	1,600,454	1,065	0.26%
Total Interest Bearing Deposits	2,659,811	2,655	0.40%	2,667,319	2,485	0.37%
Short-term Interest Bearing Liabilities	630,998	600	0.38%	398,905	354	0.35%
Long-term Interest Bearing Liabilities – FHLB Dallas	490,396	1,638	1.33%	527,591	1,720	1.29%
Long-term Debt (5)	60,311	374	2.46%	60,311	367	2.41%
Total Interest Bearing Liabilities	3,841,516	5,267	0.54%	3,654,126	4,926	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	686,574			715,326
Other Liabilities	47,155			41,606
Total Liabilities	4,575,245			4,411,058
SHAREHOLDERS’ EQUITY	448,080			438,020
Total Liabilities and Shareholders’ Equity	$5,023,325			$4,849,078
NET INTEREST INCOME		$39,002			$37,528
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%			3.35%
NET INTEREST SPREAD			3.26%			3.26%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,068 and $1,044 for the three months ended December 31, 2015 and September 30, 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,237 and $3,199 for the three months ended December 31, 2015 and September 30, 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of December 31, 2015 and September 30, 2015, loans on nonaccrual status totaled $20,526 and $20,988, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	June 30, 2015
			AVG
	AVG		YIELD/
	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,188,886	$24,889	4.56%
Loans Held For Sale	3,675	45	4.91%
Securities:
Investment Securities (Taxable) (4)	86,561	459	2.13%
Investment Securities (Tax-Exempt)(3)(4)	627,405	8,752	5.60%
Mortgage-backed Securities (4)	1,400,389	7,666	2.20%
Total Securities	2,114,355	16,877	3.20%
FHLB stock and other investments, at cost	42,741	65	0.61%
Interest Earning Deposits	39,609	29	0.29%
Total Interest Earning Assets	4,389,266	41,905	3.83%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	49,760
Bank Premises and Equipment	111,384
Other Assets	259,319
Less: Allowance for Loan Losses	(17,059)
Total Assets	$4,792,670
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$234,097	59	0.10%
Time Deposits	853,410	1,313	0.62%
Interest Bearing Demand Deposits	1,701,559	1,121	0.26%
Total Interest Bearing Deposits	2,789,066	2,493	0.36%
Short-term Interest Bearing Liabilities	232,471	154	0.27%
Long-term Interest Bearing Liabilities – FHLB Dallas	569,302	1,837	1.29%
Long-term Debt (5)	60,311	361	2.40%
Total Interest Bearing Liabilities	3,651,150	4,845	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	669,068
Other Liabilities	37,607
Total Liabilities	4,357,825
SHAREHOLDERS’ EQUITY	434,845
Total Liabilities and Shareholders’ Equity	$4,792,670
NET INTEREST INCOME		$37,060
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.39%
NET INTEREST SPREAD			3.30%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,047 for the three months ended June 30, 2015.

(3)	Interest income includes taxable-equivalent adjustment of $3,108 for the three months ended June 30, 2015.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2015, loans on nonaccrual status totaled $21,223. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Six Months Ended
	June 30, 2016			June 30, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,430,783	$56,068	4.64%	$2,189,023	$49,827	4.59%
Loans Held For Sale	4,283	72	3.38%	2,835	73	5.19%
Securities:
Investment Securities (Taxable)(4)	31,835	321	2.03%	68,102	696	2.06%
Investment Securities (Tax-Exempt)(3)(4)	646,667	17,130	5.33%	636,269	17,586	5.57%
Mortgage-backed Securities (4)	1,452,605	18,757	2.60%	1,396,519	16,128	2.33%
Total Securities	2,131,107	36,208	3.42%	2,100,890	34,410	3.30%
FHLB stock and other investments, at cost	54,034	402	1.50%	43,311	158	0.74%
Interest Earning Deposits	54,255	131	0.49%	49,040	63	0.26%
Total Interest Earning Assets	4,674,462	92,881	4.00%	4,385,099	84,531	3.89%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	51,406			53,542
Bank Premises and Equipment	107,891			112,006
Other Assets	266,186			270,806
Less: Allowance for Loan Losses	(21,233)			(15,351)
Total Assets	$5,078,712			$4,806,102
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$240,066	133	0.11%	$232,033	112	0.10%
Time Deposits	945,958	3,650	0.78%	858,416	2,675	0.63%
Interest Bearing Demand Deposits	1,722,573	2,988	0.35%	1,700,399	2,235	0.27%
Total Interest Bearing Deposits	2,908,597	6,771	0.47%	2,790,848	5,022	0.36%
Short-term Interest Bearing Liabilities	399,922	1,602	0.81%	252,276	296	0.24%
Long-term Interest Bearing Liabilities – FHLB Dallas	529,561	3,913	1.49%	572,731	3,629	1.28%
Long-term Debt (5)	60,311	819	2.73%	60,311	714	2.39%
Total Interest Bearing Liabilities	3,898,391	13,105	0.68%	3,676,166	9,661	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	677,612			657,386
Other Liabilities	44,247			38,827
Total Liabilities	4,620,250			4,372,379
SHAREHOLDERS’ EQUITY	458,462			433,723
Total Liabilities and Shareholders’ Equity	$5,078,712			$4,806,102
NET INTEREST INCOME		$79,776			$74,870
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.43%			3.44%
NET INTEREST SPREAD			3.32%			3.36%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $2,142 and $2,097 for the six months ended June 30, 2016 and 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $6,638 and $6,077 for the six months ended June 30, 2016 and 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2016 and 2015, loans on nonaccrual status totaled $11,767 and $21,223, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.